As Filed With the Securities and Exchange Commission
                                 on April 15, 2004
				                         Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                     FORM S-8
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                                THOMAS NELSON, INC.
              (Exact name of Registrant as specified in its charter)


            TENNESSEE                                      62-0679364
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

         501 Nelson Place
       Nashville, Tennessee                                37214-1000
(Address of Principal Executive Offices)                   (Zip Code)



                 THOMAS NELSON, INC. 2003 STOCK INCENTIVE PLAN
                            (Full title of the plan)


                                  Joe L. Powers
                     Executive Vice President and Secretary
                                Thomas Nelson, Inc.
                                 501 Nelson Place
                        Nashville, Tennessee 37214-1000
                                  (615) 889-9000
           (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Agent for Service)


                                 With Copies to:

                               James H. Cheek, III
                              Bass, Berry & Sims PLC
                        315 Deaderick Street, Suite 2700
                            Nashville, Tennessee 37238
                                  (615) 742-6200





                          CALCULATION OF REGISTRATION FEE


                                                      Proposed
Title of                              Proposed	      maximum
securities                            maximum        aggregate     Amount of
  to be             Amount to be   offering price    offering    registration
registered          registered(1)    per share         price          fee
--------------------------------------------------------------------------------
Class B
Common Stock(2)    300,000 shares      $12.33         $3,699,000     $469.77
--------------------------------------------------------------------------------
Common Stock or
Class B Common
Stock              700,000(3) shares   $27.58(4)     $19,306,000   $2,451.86
--------------------------------------------------------------------------------
Total            1,000,000 shares         N/A        $23,005,000   $2,921.63
================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Represents shares reserved for issuance at $12.33 per share under the Registrant's 2003 Stock Incentive Plan.

(3) Represents shares reserved for issuance pursuant to future grants under the Registrant's 2003 Stock Incentive Plan.

(4) The offering price is estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 and is based on the average of the high and low prices per share of the Registrant's Common Stock as reported on NYSE on April 8, 2004.



                                     PART I

              Information Required in the Section 10(a) Prospectus

     Thomas Nelson, Inc. (the "Registrant") will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II

             Information Required in the Registration Statement


Item 3.   Incorporation of Documents by Reference.
          ----------------------------------------

     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)   The Registrant's Annual Report on Form 10-K for the year ended
      March 31, 2003;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

(3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

(4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

(5) The Registrant's Current Reports on Form 8-K filed August 6, 2003, August 13, 2003, August 22, 2003, October 29, 2003, November 5, 2003,
      November 20, 2003, February 12, 2004 and February 19, 2004; and

(6) The description of the Registrant's Common Stock, $1.00 par value per share (the "Common Stock") and the Class B Common Stock, $1.00 par value per share (the "Class B Stock"), contained in the Registrant's Form 8-A filed on May 26, 1995, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock and Class B Stock offered hereby;

     Notwithstanding the foregoing, information furnished under Items 9 and 12 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus or the accompanying registration statement.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

     In August 2002, Thomas Nelson, Inc. announced that the Board of Directors ended the engagement of Arthur Andersen LLP as the Registrant's independent public accountants. The Registrant subsequently engaged KPMG LLP to serve as the Registrant's independent auditors for the fiscal year ended March 31, 2003. For more information, see the Registrant's current report on Form 8-K, dated August 9, 2002.

     The Registrant's Form 10-K for the fiscal year ended March 31, 2003, which is incorporated by reference into this Registration Statement, contains consolidated financial statements for fiscal years ended March 31, 2001 and March 31, 2002, that were audited by Arthur Andersen LLP. After reasonable efforts, and because of Arthur Andersen LLP's ceasing of operations, the Registrant has been unable to obtain Arthur Andersen LLP's written consent to the incorporation by reference into this Registration Statement of Arthur Andersen LLP's reports on the Company's consolidated financial statements and related financial statement schedules for each of the two years ended
March 31, 2002.

     Accordingly, the Company has omitted Arthur Andersen LLP's consent in reliance upon Rule 437a under the Securities Act of 1933, which permits the Company to dispense with the requirement to file the written consent of Arthur Andersen LLP under the circumstances.

     Arthur Andersen LLP has not consented to the incorporation of their reports in this Registration Statement. Therefore, with respect to transactions in the Company's securities pursuant to this Registration Statement, Arthur Andersen LLP will not have any liability under Section 11(a) of the Securities Act of 1933 for any untrue statements of a material fact contained in the Company's consolidated financial statements audited by Arthur Andersen LLP or for any omission to state a material fact required to be stated in those consolidated financial statements and thus no claim could be asserted against Arthur Andersen LLP under Section 11(a) of the Securities Act. To the extent provided in Section 11(b)(3)(C) of the Securities Act, however, other persons who are liable under Section 11(a) of the Securities Act, including the Company's officers and directors, may still rely on Arthur Andersen's original audit report as being made by an expert for purposes of establishing a due diligence defense under Section 11(b) of the Securities Act.


Item 4.   Description of Securities.
          --------------------------

     The Registrant's Common Stock and Class B Stock are registered under
Section 12 of the Exchange Act.


Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not applicable.


Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     The Registrant's Amended Bylaws (the "Bylaws") provide that subject to the limitations of the law, the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than by or in the right of the Registrant), whether civil or criminal, including actions by or in the right of any other corporation which any director or officer of the Registrant served in any capacity at the request of the Registrant, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving, at the request of the Registrant, such other corporation, or any partnership, joint venture, trust or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by such person in connection with such action, suit or proceeding, or any appeal therein, if such interests of the Registrant, and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. In the case of any action, suit or proceeding by or in the right of the Registrant, the Bylaws provide that subject to the limitations of law, the Registrant shall indemnify any person who is or was a party or is threatened to be made a party to any suit by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant another corporation, partnership, joint venture, trust or other enterprise in any capacity, against amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred by such person in connection with such action, suit or proceeding, or any appeal therein, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to have breached his duty to the Registrant under Section 48-813 of the Tennessee Business Corporation Act ("TBCA") or any successor provision of Tennessee law. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the Bylaws, as well as the TBCA, mandate that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding.

     The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if
(i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation's best interests,
(iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and
(iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met.

     Additionally, Paragraph 9(e) of the Registrant's Amended and Restated Charter, as amended (the "Charter"), provides that, to the fullest extent permitted by law, including without limitation the TBCA, no director of the Registrant shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director. The Registrant has entered into indemnification agreements with certain of the Registrant's directors and executive officers.

     Directors' and officers' liability insurance has also been obtained by the Registrant, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them caused by their negligent act, error or omission.


Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          None.


Item 8.   Exhibits.
          ---------

          Exhibit 4.1 Thomas Nelson, Inc. Amended and Restated Charter (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 33-80086) and incorporated herein by reference)

          Exhibit 4.2   Thomas Nelson, Inc. Amended Bylaws (filed as
                        Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended March 31, 1999 and incorporated herein by reference)

          Exhibit 5.1   Opinion of Bass, Berry & Sims PLC

          Exhibit 10.1 Thomas Nelson, Inc. 2003 Stock Incentive Plan (filed as Appendix B to the Thomas Nelson, Inc. Proxy Statement on Schedule 14-A for the 2003 Annual Meeting of Shareholders, filed with the SEC on July 15, 2003 and incorporated herein by reference)

          Exhibit 23.1  Consent of KPMG LLP

          Exhibit 23.2  Notice Regarding Consent of Arthur Andersen LLP

          Exhibit 24.1  Consent of Bass, Berry & Sims PLC (included in
                        Exhibit 5)

          Exhibit 24.1 Power of Attorney (included on page II-4 to this Registration Statement)


Item 9.   Undertakings.
          -------------

A.  The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that clauses (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 15th day of April, 2004.

                                                     THOMAS NELSON, INC.


                                                 By:   /s/ Joe L. Powers
                                                    -----------------------
                                                    Joe L. Powers
                                                    Executive Vice President
                                                    and Secretary


     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Sam Moore and Joe L. Powers, and each of them, his true and lawful attorneys-infact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated below.


         Signature                     Title                       Date
         ---------                     -----                       ----

/s/ Sam Moore                  Chairman of the Board of       April 15, 2004
--------------------------     Directors, Chief Executive
Sam Moore                      Officer and President
                               (Principal Executive Officer)

/s/ Joe L. Powers              Executive Vice President       April 15, 2004
--------------------------     and Secretary (Principal
Joe L. Powers                  Financial and Accounting
                               Officer)

/s/ Jesse T. Correll           Director                       April 15, 2004
--------------------------
Jesse T. Correll


/s/ Brownlee O. Currey, Jr.    Director                       April 15, 2004
--------------------------
Brownlee O. Currey, Jr.


/s/ W. Lipscomb Davis, Jr.     Director                       April 15, 2004
--------------------------
W. Lipscomb Davis, Jr.


/s/ S. Joseph Moore            Director                       April 15, 2004
--------------------------
S. Joseph Moore


/s/ Ronald W. Blue             Director                       April 15, 2004
--------------------------
Ronald W. Blue


/s/ Millard V. Oakley          Director                       April 15, 2004
--------------------------
Millard V. Oakley




                             EXHIBIT INDEX

Exhibit 4.1   Thomas Nelson, Inc. Amended and Restated Charter (filed as
              Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 33-80086) and incorporated herein by reference)

Exhibit 4.2 Thomas Nelson, Inc. Amended Bylaws (filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended March 31, 1999 and incorporated herein by reference)

Exhibit 5.1   Opinion of Bass, Berry & Sims PLC

Exhibit 10.1 Thomas Nelson, Inc. 2003 Stock Incentive Plan (filed as Appendix B to the Thomas Nelson, Inc. Proxy Statement on
              Schedule 14-A for the 2003 Annual Meeting of Shareholders, filed with the SEC on July 15, 2003 and incorporated herein by reference)

Exhibit 23.1  Consent of KPMG LLP

Exhibit 23.2  Notice Regarding Consent of Arthur Andersen LLP

Exhibit 23.3  Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

Exhibit 24.1 Power of Attorney (included on page II-4 to this Registration Statement)